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                                                                      Exhibit 10



NEITHER THIS WARRANT NOR ANY SHARES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION.

WARRANT NO. 3                                  FOR THE PURCHASE OF 60,000 SHARES

                               LASERTECHNICS, INC.

                          COMMON STOCK PURCHASE WARRANT


           THIS CERTIFIES THAT, for value received, Wolfensohn Associates II L.P. or its successors in interest, assigns or transferees (collectively, the "Warrant Holder"), is entitled to purchase from Lasertechnics, Inc., a Delaware corporation (the "Company"), 60,000 shares of the Company's Common Stock (as defined in paragraph 9(a) hereof) (the "Warrant Shares") at the exercise price of SEVENTY CENTS ($.70) per share ("Exercise Price"). The number of Warrant Shares and the Exercise Price shall be adjusted and readjusted or changed from time to time in accordance with paragraph 4 hereof.

      This Warrant may be exercised at any time and from time to time on or prior to the third anniversary of the date of issuance set forth on the signature page of this Warrant.

      1.   Exercise of Warrant.

      The rights represented by this Warrant may be exercised by the Warrant Holder, in whole or in part, by (a) delivering to the Company a duly executed notice of exercise in the form of Annex A hereto and (b) at the Warrant Holder's option, either (i) delivering a check payable to (or wire transfer to the account of) the Company in an amount equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised (such product, the "Total Exercise Price") or (ii) delivering to the company a letter (the "Conversion Letter") requesting conversion or exchange of a portion of any indebtedness owed by the Company to the Warrant Holder in an amount equal to the Total Exercise Price or (iii) surrendering to the Company a portion of this Warrant with a "Value" (as defined below) equal to the Total Exercise Price. For the purpose of clause (b)(iii) above, "Value" shall mean the product of (I) the amount by which the average closing price per share of the Company's Common Stock over the ten trading days preceding the date of exercise, as reported in The Wall Street Journal, exceeds the Exercise Price and (II) the number of Warrant Shares as to which this Warrant is surrendered for the purpose of effecting payment for Warrant Shares. This Warrant shall be deemed to have been


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exercised immediately prior to the close of business on the date of delivery of a duly executed notice of exercise, together with the amount (in cash or by delivering the Conversion Letter or by surrender of a portion of this Warrant) payable upon exercise of this Warrant and, as of such moment, (i) the rights of the Warrant Holder, as such, with respect to the number of Warrant Shares as to which this Warrant is being exercised (and, if applicable, surrendered as payment of the Total Exercise Price) shall cease, and (ii) such Warrant Holder shall be deemed to be the record holder of the shares of Common Stock issuable upon such exercise. As soon as practicable after the exercise, in whole or in part, of this Warrant, and in any event within 5 business days thereafter, the Company at its expense (including the payment by it of any applicable issuance or stamp taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the Warrant Holder shall be entitled upon such exercise. In the event of partial exercise of this Warrant and, if applicable, partial surrender of this Warrant pursuant to clause (b)(iii) of this paragraph, the Warrant need not be delivered to the Company provided that the Warrant Holder agrees to make a notation of such partial exercise and, if applicable, surrender on the Warrant. If this Warrant is delivered to the Company, the Company shall issue and deliver to the Warrant Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

      2.   Investment Representation.

      The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the Act, and may not be sold by the Warrant Holder except pursuant to an effective registration or pursuant to an exemption from registration. The Warrant Holder shall be entitled to include the Warrant Shares in any demand or piggyback registration to which Warrant Holder is otherwise entitled in respect of Common Stock held by it, in accordance with (and subject to) the terms and conditions of any agreement between the Company and the Warrant Holder with respect to such registration rights.

      3.   Validity of Warrant and Issue of Shares.

      The Company represents and warrants that this Warrant has been duly authorized and validly issued and covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will


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at all times have authorized and reserved a sufficient number of shares of
Common Stock to provide for the exercise of the rights represented by this Warrant.

      4.   Antidilution Provisions.

      The terms of this Warrant shall be subject to adjustment as follows:

      (a) If the Company shall (i) pay a stock dividend or make a distribution to holders of Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, (A) the Exercise Price shall be increased or decreased, as the case may be, to an amount which shall bear the same relation to the Exercise Price in effect immediately prior to such action as the total number of shares outstanding immediately prior to such action shall bear to the total number of shares outstanding immediately after such action and (B) this Warrant automatically shall be adjusted so that it shall thereafter evidence the right to purchase the kind and number of Warrant Shares or other securities which the Warrant Holder would have owned and would have been entitled to receive after such action if this Warrant had been exercised immediately prior to such action or any record date with respect thereto. An adjustment made pursuant to this subparagraph (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution of Common Stock and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

      (b) If the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of (i) assets (other than cash dividends or cash distributions payable out of consolidated net income or retained earnings or dividends payable in Common Stock), (ii) evidences of indebtedness or other debt or equity securities of the Company, or of any corporation other than the Company (except for the Common Stock of the Company) or (iii) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable (hereinafter collectively called "Distributions on Common Stock"), the Company shall make provisions for the Warrant Holder to receive upon exercise of this Warrant, a proportional amount (depending upon the extent to which this Warrant is exercised) of such assets, evidences of indebtedness, securities or such other rights, as if such Warrant Holder had exercised this Warrant on or before such record date.

      (c) In the case of any consolidation or merger of the Company with or into another corporation or the sale of all or substantially all the assets of the Company to another person or entity, this Warrant thereafter shall be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such


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consolidation, merger or sale; and, in such case, appropriate adjustment shall be made in the application of the provisions in this paragraph 4, to the end that the provisions set forth in this paragraph 4 (including provisions with respect to changes in and adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

      (d) Upon the occurrence of each adjustment or readjustment of the exercise price or any change in the number of Warrant Shares or in the shares of stock or other securities or property deliverable upon exercise of this Warrant pursuant to this paragraph 4, the Company at its expense shall promptly compute such adjustment or readjustment and change in accordance with the terms hereof and furnish to each holder hereof a certificate signed by the chief financial officer of the Company, setting forth such adjustment or readjustment and change and showing in detail the facts upon which such adjustment or readjustment and change is based. The Company shall, upon the written request at any time of the Warrant Holder, furnish or cause to be furnished to such Holder, a similar certificate setting forth (i) such adjustment or readjustment and change, (ii) the Exercise Price then in effect, and (iii) the number of Warrant Shares and the amount. if any, of other shares of stock and other securities and property which would be received upon the exercise of the Warrant.

      (e) The Company shall not be required upon the exercise of this Warrant to issue any fraction of shares, but shall make any adjustment therefor by rounding the number of shares obtainable upon exercise to the next highest whole number of shares.

      5.   Transfer of Rights.

      This Warrant is transferable in whole or in part, at the option of the Warrant Holder upon delivery of the Warrant Assignment Form annexed as Annex B hereto, duly executed. The Company shall execute and deliver a new Warrant or Warrants in the form of this Warrant with appropriate changes to reflect the issuance of subsequent Warrants, in the name of the assignee or assignees named in such instrument of assignment and, if the Warrant Holder's entire interest is not being transferred or assigned, in the name of the Warrant Holder, and this Warrant shall promptly be canceled. Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder and any new Warrant or Warrants issued shall be dated the date hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. The Warrant Holder (and not the Company) will be responsible for any stamp, transfer or other taxes payable on any such transfer.

      6.   Lost, Mutilated or Missing Warrant.

      Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like denomination and date.


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      7.   Rights of Warrant Holder.

      The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

      8.   Successors.

      All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

      9.   Miscellaneous.

      (a) As used herein, the term "Common Stock" shall mean and include the Company's currently authorized common stock, $.0l par value per share, and stock of any other class or other consideration into which such currently authorized Common Stock may hereafter have been changed.

      (b) This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware.

      (c) The caption headings used in this Warrant are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this Warrant.

      10. Notices.

      Any notice pursuant to this Warrant shall be effective if sent by first-class mail, postage prepaid, or delivered by facsimile transmission, addressed as follows:

      If to the Company, then to it at:

           Lasertechnics, Inc.
           3208 Commander Drive
           Carrollton, Texas  75006
           Attention:  Chief Financial Officer
           Facsimile No.:  (972) 407-9085

     (or to such other address as the Company may have furnished in writing to the Warrant Holder for this purpose); and

      If to the Warrant Holder, then to it at such address as such Warrant Holder may have furnished in writing to the Company for this purpose.


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      IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused this Warrant to be signed by its Vice President, and attested by its Secretary or Assistant Secretary as of the date set forth below.


                                 LASERTECHNICS, INC.


                                 By: /s/ E.A. Milo Mattorano
                                    --------------------------------------------
                                 Name:   E.A. Milo Mattorano
                                 Title:  Vice President


Attest:

/s/ E.A. Milo Mattorano
------------------------------
Name:  E.A. Milo Mattorano
Title:  Secretary

ISSUANCE DATE:  September 5, 1997


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                                                                         ANNEX A

                          COMMON STOCK PURCHASE WARRANT

                               NOTICE OF EXERCISE

                                                     ____________________, 19__

To: LASERTECHNICS, INC.
The undersigned, pursuant to the provisions set forth in Warrant No. ________, hereby irrevocably elects and agrees to purchase _______ shares of the Company's Common Stock covered by such Warrant, and makes payment herewith in full therefor of the Total Exercise Price of $_______.

The undersigned hereby represents that the undersigned is exercising such Warrant for its own account or the account of an affiliate and will not sell or otherwise dispose of the underlying Warrant Shares in violation of applicable securities laws. If said number of shares is less than all of the shares purchasable hereunder the undersigned requests that a new Warrant evidencing the rights to purchase the remaining Warrant Shares (which new Warrant shall in all other respects be identical to the Warrant exercised hereby) be registered in the name of ____________________________ whose address is:







                                        Signature:______________________________

                                        Printed Name:___________________________

                                        Address:________________________________



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                                                                         ANNEX B

                                   ASSIGNMENT

      FOR VALUE RECEIVED ____________ hereby sells, assigns and transfers all of its rights as set forth in Warrant No. ________ with respect to the shares of the Company's Common Stock covered thereby as set forth below unto:



NAME OF ASSIGNEE(S)                ADDRESS(ES)                    NO. OF SHARES





      All notices to be given by the Company to the Warrant Holder pursuant to paragraph 10 of Warrant No. _________ shall be sent to the Assignee(s) at the above stated addresses, and, if the number of shares being hereby assigned is less than all of the shares covered by Warrant No. _______, then also to the undersigned.

      The undersigned requests that the Company execute and deliver, if necessary to comply with the provisions of paragraph 5 of Warrant No. _________, a new Warrant or, if the number of shares being hereby assigned is less than all of the shares covered by Warrant No. _______, new Warrants in the name of the undersigned, the assignee and/or the assignees, as is appropriate.

Dated:._________, 19_


                                       Signature:_______________________________

                                       Printed Name:____________________________

                                       Address:_________________________________


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